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EXHIBIT 10



                        Consent of Independent Auditors



We consent to the references to our firm under the captions "Financial Statements" in the Prospectus and Statement of Additional Information and "Auditors" in the Prospectus and to the use of our reports (1) dated February 2, 2001 with respect to the financial statements of the subaccounts of AUSA Life Insurance Company, Inc. Separate Account B, which are available for investment by the contract owners of the Vanguard Variable Annuity Plan, and (2) dated February 15, 2001 with respect to the statutory-basis financial statements and schedules of AUSA Life Insurance Company, Inc. included in Post-Effective Amendment No. 3 to the Registration Statement (Form N-4 No. 333-65131) and related Prospectus of the Vanguard Variable Annuity Plan.

/s/ Ernst & Young LLP

Des Moines, Iowa
April 24, 2001